UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of

                           The Securities Act of 1934

         Date of Report (Date of earliest event reported): July 24, 2000


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 033-73160

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115

ITEM 5.  OTHER EVENTS

     On July 24, 2000, Calpine Corporation, a Delaware Corporation, announced second quarter earnings up 176% over 1999. Calpine announced record earnings for the three and six months ended June 30, 2000, reflecting the company's strong operating performance and increased power demand in key U.S. markets.

         On July 24, 2000, Calpine Corporation announced plans to enter into a $2.5 billion revolving construction credit facility with a consortium of banks, including The Bank of Nova Scotia and Credit Suisse First Boston as lead arrangers. CIBC Inc., ING (U.S.) Capital LLC, Bank of America, TD Securities, Bayerische Landesbank, and Dresdner Bank will serve as co-arrangers.

         On July 24, 2000, Calpine Corporation announced proposed concurrent public offerings of 10,000,000 shares of common stock and $800 million of senior notes. Calpine has granted the common stock underwriters an option to purchase up to an additional 1,500,000 shares of common stock to cover over-allotments, if any.

(C)      Exhibits.

99.0 Press release dated July 24, 2000, announcing second quarter earnings up 176% over 1999.

99.1 Press release dated July 24, 2000, announcing plans to enter into a $2.5 billion revolving construction credit facility with a consortium of banks.

99.2 Press release dated July 24, 2000, announcing proposed concurrent public offerings of 10,000,000 shares of common stock and $800 million of senior notes. The common stock underwriters have an option to purchase up to an additional 1,500,000 shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               CALPINE CORPORATION

                         By: /s/ Charles B. Clark, Jr.
                                 ---------------------
                              Charles B. Clark, Jr.
                          Vice President and Controller
                            Chief Accounting Officer
July 24, 2000

EXHIBIT 99.0

                                              NEWS RELEASE Contact: 408/995-5115
                                       Public Relations: Katherine Potter, X1168
                                         Investor Relations: Rick Barraza, X1125


                  CALPINE SECOND QUARTER EARNINGS UP 176% OVER 1999 Peak Power Demand and Development Program Fuel Strong Results

     (SAN JOSE, CALIF.) July 24, 2000 -- Calpine Corporation [NYSE:CPN], the nation's fastest growing independent power company, announced today record earnings for the three and six months ended June 30, 2000, reflecting the company's strong operating performance and increased power demand in key U.S. markets.

     Net income for the quarter ended June 30, 2000 was $51.7 million, representing a 176% increase compared to net income of $18.7 million before extraordinary charge for the second quarter of 1999. Diluted earnings per share rose 131% to $0.37 per share from $0.16 per share before extraordinary charge for the same period in 1999. Revenue for the quarter increased 85% to $363.7 million, from $196.6 million a year ago. Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA) rose 68% to $150.4 million for the quarter, compared to $89.5 million a year ago.

     For the first half of 2000, net income was $69.8 million, an increase of 209% compared to net income of $22.6 million before extraordinary charge for the same period in 1999. Diluted earnings per share rose 136% to $0.52 per share, compared to $0.22 per share before extraordinary charge for the first six months of 1999. Revenue for the first six months was $599.1 million, an increase of 73% from $347.2 million a year ago. EBITDA for the first six months rose 73% to $236.9 million, from $137.1 million in 1999. Total assets as of June 30, 2000 were approximately $5.6 billion, up 40% from $4.0 billion at December 31, 1999.

     Earnings for the quarter and first six months benefited primarily from strong energy prices in certain markets and strategic 1999 acquisitions, including geothermal steam fields and energy facilities at The Geysers, Calif. and six gas-fired energy centers. Earnings also benefited from strong operations of Calpine's power facilities.

     "It was a great quarter for Calpine. Our performance validates the effectiveness of our long-term strategy of acquiring and developing clean, efficient power generation facilities in key U.S. energy markets," stated Calpine President and CEO Peter Cartwright. "And we've established a first-mover advantage in Texas, California and New England, with programs in place for other key energy markets."

     "Increasing demand for electricity - combined with our expanding and diversified generation base - is fueling Calpine's growth," added Cartwright. "With recent key acquisitions and development announcements, Calpine is raising its operating target from 25,000 megawatts to over 40,000 net megawatts of base load capacity by year-end 2004."

     Recent corporate highlights include:

ACQUISITION PROGRAM

     Calpine to Acquire SkyGen Energy - Calpine entered into an agreement to acquire the Northbrook, Ill.-based independent power producer SkyGen Energy LLC. Upon closing of the transaction, expected in the third quarter of 2000, Calpine will increase its portfolio by up to 13,500 net megawatts of gas-fired generation and will acquire 34 General Electric 7 FA gas turbines to power its newly acquired development projects.

     Calpine Announces Panda Energy Alliance - Calpine announced a strategic alliance with Panda Energy International, Inc. to acquire from Panda the development rights to build, own and operate the Oneta project - a 1,000-megawatt gas-fired power facility in Coweta, Okla. In addition, Calpine has acquired from Panda 24 General Electric 7 FA gas turbines and 12 steam turbines, scheduled for delivery in 2001 and 2002. The alliance also provides Calpine the exclusive development rights to acquire seven additional projects, representing more than 9,600 megawatts of gas-fired generation.

     Calpine Expands Presence in Florida Power Market - Calpine acquired the remaining fifty percent interest in the 150-megawatt Auburndale, Fla. gas-fired cogeneration facility. The company plans to add 100 megawatts of peaking capacity at the site. Calpine acquired an initial 50 percent interest in the Auburndale facility in October 1997.

     Calpine Adds 74 Megawatts of Generation in Northeast - Calpine acquired the remaining 50 percent interests in two gas-fired facilities in New York - the 107-megawatt Kennedy International Airport center and 40-megawatt Stony Brook facility at the State University of New York at Stony Brook. Both facilities sell electricity and thermal energy under long-term agreements.

DEVELOPMENT PROGRAM

     Calpine Increases Gas Turbine Orders - During the second quarter, Calpine placed orders for 36 Siemens Westinghouse F-class turbines and 21 General Electric 7FB turbines. When operated in a combined-cycle application, the total generating capacity of these turbines is over 14,000 megawatts. To date, Calpine has firm orders for 197 gas turbines - with delivery dates from 2000 through 2004 - representing about 50,000 megawatts of generation.

     Calpine to Purchase Fleet of Heat Recovery Steam Generators - Calpine will purchase 85 heat recovery steam generators (HRSGs) from Nooter/Eriksen to help power the company's 40,000-megawatt development program. The agreement marks the company's largest volume HRSG acquisition to date.

     Hidalgo and Pasadena Expansion Project Enter Commercial Operation - Calpine's 500-megawatt Hidalgo Energy Center and 545-megawatt Pasadena expansion project are helping relieve power shortages in Texas. Both facilities began operation in June. The Hidalgo unit is located in south Texas in Edinburg. Calpine's Pasadena facility, located on the Houston ship channel, now has the capability of generating 785 megawatts of electricity.

     Teayawa Energy Center to Help Power Southern California - Calpine is developing a 600-megawatt gas-fired electricity generating facility near the town of Thermal in Riverside County, Calif. The $275 million Teayawa Energy Center will be sited on the Torres Martinez Desert Cahuilla Indians' land through a long-term lease agreement. Permitting is under way, with commercial operation expected to begin in late 2003.

     Calpine Expands Presence in Alabama Electric Power Market - Development is under way for the $350 million Morgan Energy Center at BP Amoco's chemical facility in Decatur, Ala. The proposed facility will generate 660 megawatts of electricity, in addition to supplying steam for BP Amoco's plant. The project will also be capable of generating an additional 130 megawatts of peaking capacity. Permitting is nearing completion. Electricity production is slated to begin in June 2002.

     Calpine Enters Tennessee Power Market - Calpine is developing a 770-megawatt gas-fired, combined-cycle facility in Haywood County, Tenn. The facility will also have the capability of generating an additional 120 megawatts of electricity to help meet peak summer power demand. The project is scheduled to enter commercial operation in mid-2004.

     Calpine Acquires 1,000-Megawatt North Texas Power Project - Calpine entered the north Texas power market with the acquisition of the Freestone Energy Center. The 1,000-megawatt gas-fired facility will be located in Freestone County, Texas, about 80 miles southeast of Dallas. Construction is expected to begin in the third quarter of 2000, with a two-phased commercial start-up beginning in June 2002.

     Calpine Announces Flagship Project in Ohio - Plans are under way to develop a 540-megawatt natural gas-fired Fremont Energy Center near Fremont, Ohio. The facility will be designed with the capability of generating 700 megawatts of electricity to help meet summer power demands. Commercial operation will begin as early as mid-2003.

     Calpine Unveils New Highly Reliable Electricity Product Line - Calpine launched a new business unit, Calpine c*Power, to serve the rapidly growing worldwide demand for highly reliable critical power. This new business unit adds to Calpine's growing line of high-value energy products, including green power, ancillary services, and firm and peaking power.

CORPORATE FINANCE PROGRAM

     Calpine Enters $400 Million Corporate Revolver - The company has entered into a new $400 million, three-year revolving line of credit led by The Bank of Nova Scotia, replacing a previous $100 million credit facility. The new facility will be used for working capital and other general corporate purposes.

     Calpine Completes Two-for-One Stock Split - Calpine completed a two-for-one stock split for stockholders on June 8, 2000.

ABOUT CALPINE

     Based in San Jose, Calif., Calpine Corporation is dedicated to providing customers with reliable and competitively priced electricity. Calpine is focused on clean, efficient combined-cycle, natural gas-fired generation and is the nation's largest producer of renewable geothermal energy. Calpine has launched the largest power development program in the U.S. To date, the company has approximately 25,700 megawatts of base load capacity and 30,400 megawatts of peaking capacity in operation, under construction and in announced development in 27 states and Alberta, Canada. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit its website at www.calpine.com.

     This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation (the "Company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to, (i) changes in government regulations and anticipated deregulation of the electric energy industry; (ii) commercial operations of new plants that may be delayed or prevented because of various development and construction risks, such as a failure to obtain financing and the necessary permits to operate or the failure of third-party contractors to perform their contractual obligations (iii) cost estimates are preliminary and actual cost may be higher than estimated, (iv) the assurance that the Company will develop additional plants, (v) a competitor's development of a lower-cost generating gas-fired power plant, (vi) receipt of regulatory approvals or (vii) the risks associated with marketing and selling power from power plants in the newly competitive energy market. Prospective investors are also referred to the other risks identified from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

                      CALPINE CORPORATION AND SUBSIDIARIES
                      Consolidated Statements of Operations
            For the Three and Six Months Ended June 30, 2000 and 1999
                    (in thousands, except per share amounts)
                                   (unaudited)


                                                                 Three Months Ended            Six Months Ended
                                                                      June 30,                     June 30,
                                                             --------------------------  ---------------------------
                                                                 2000          1999          2000           1999
                                                             -------------  -----------  --------------  -----------

Revenue:
   Electricity and steam sales.............................. $  311,670     $  176,296   $  505,594      $  304,322
   Service contract revenue (1).............................     38,717         12,414       61,846          23,865
   Income from unconsolidated investments in power projects.      4,843          7,509       14,617          18,321
   Interest income on loans to power projects...............          -            406            -             709
   Other revenue............................................      8,453              -       17,028               -
                                                             ----------     ----------   ----------      ----------
       Total revenue........................................    363,683        196,625      599,085         347,217

Cost of revenue:
   Plant operating expenses (2).............................     44,975         27,857       85,579          52,112
   Fuel expenses............................................    104,044         61,521      177,696         115,458
   Depreciation expense.....................................     33,846         23,310       61,664          42,289
   Production royalties.....................................      5,444          3,209        9,151           5,626
   Operating lease expenses.................................     10,672          7,959       21,130          13,552
   Service contract expenses (1)............................     40,623         11,964       61,111          22,088
                                                             ----------     ----------   ----------      ----------
       Total cost of revenue................................    239,604        135,820      416,331         251,125
                                                             ----------     ----------   ----------      ----------
Gross profit................................................    124,079         60,805      182,754          96,092

Project development expenses................................      5,228          2,292        8,983           4,248
General and administrative expenses (2).....................     16,335          9,724       24,954          18,636
                                                             ----------     ----------   ----------      ----------
       Income from operations...............................    102,516         48,789      148,817          73,208

Other expense (income):
   Interest expense.........................................     14,411         26,144       32,318          47,171
   Distributions on trust preferred securities..............      9,085              -       16,063               -
   Interest income .........................................     (5,615)        (7,054)     (13,177)         (9,832)
   Minority interest, net...................................        576              -         793                -
   Other income.............................................     (1,142)        (1,073)      (2,195)         (1,236)
                                                             ----------     ----------   ----------      ----------
       Income before provision for income taxes.............     85,201         30,772      115,015          37,105

Provision for income taxes..................................     33,495         12,062       45,182          14,545
                                                             ----------     ----------   ----------      ----------
Income before extraordinary charge..........................     51,706         18,710       69,833          22,560
Extraordinary charge, net of tax benefit of $0 and $793.....          -          1,150            -           1,150
                                                             ----------     ----------   ----------      ----------
       Net income........................................... $   51,706     $   17,560   $   69,833      $   21,410
                                                             ----------     ----------   ----------      ----------
                                                             ----------     ----------   ----------      ----------
Basic earnings per common share:

   Weighted average shares of common stock outstanding......    127,616        107,692      127,145          95,036
   Income before extraordinary charge....................... $     0.41     $     0.17   $     0.55      $     0.24
   Extraordinary charge..................................... $        -     $     0.01   $        -      $     0.01
   Net income............................................... $     0.41     $     0.16   $     0.55      $     0.23

Diluted earnings per common share:

   Weighted average shares of common stock outstanding          135,354        114,096      134,991         100,940
   Income before extraordinary charge and dilutive effect
        of trust preferred securities....................... $     0.38     $     0.16   $     0.52      $     0.22
   Extraordinary charge..................................... $        -     $     0.01   $        -      $     0.01
   Dilutive effect of trust preferred securities (3)........ $     0.01     $        -   $        -      $        -
   Net income............................................... $     0.37     $     0.15   $     0.52      $     0.21

EBITDA (4).................................................. $  150,410     $   89,470   $  236,899      $  137,133


1 Service contract revenue and expenses in 1999 have been reclassed to conform with 2000 presentation.

2 Certain 1999 expenses have been reclassed from general and administrative expenses to plant operating expenses to conform with the 2000 presentation.

3 Includes the effect of the assumed conversion of the October 1999 trust preferred securities. The assumed conversion calculation adds 9,456 shares of common stock and $2,439 and $4,878 to the three month and six month 2000 net income results, representing the after tax distribution expense on the October 1999 trust preferred securities avoided upon conversion.

4 EBITDA is defined as net income less income from unconsolidated investments, plus cash received from unconsolidated investments, plus provision for tax, plus interest expense, plus one-third of operating lease expenses, plus depreciation and amortization, plus distributions on trust preferred securities.

EXHIBIT 99.1

                                              NEWS RELEASE Contact: 408/995-5115
                                       Public Relations: Katherine Potter, X1168
                                         Investor Relations: Rick Barraza, X1125


                 CALPINE ANNOUNCES $2.5 BILLION CREDIT FACILITY
                         TO FINANCE CONSTRUCTION PROGRAM

     (SAN JOSE, CALIF.) July 24, 2000 -- Calpine Corporation [NYSE:CPN], the nation's leading independent power company, today announced plans to enter into a $2.5 billion revolving construction credit facility with a consortium of banks, including The Bank of Nova Scotia and Credit Suisse First Boston as lead arrangers. CIBC Inc., ING (U.S.) Capital LLC, Bank of America, TD Securities, Bayerische Landesbank, and Dresdner Bank will serve as co-arrangers. The four-year construction facility will be refinanced in the longer-term capital markets prior to its maturity. The company expects to finalize the credit facility during the third quarter of 2000.

     "This construction facility further demonstrates Calpine's ability to execute its long-term program of building competitively-priced generating facilities in the dynamic U.S. power market," stated Bob Kelly, senior vice president-finance for Calpine. "We appreciate the confidence this prestigious consortium has in Calpine's progressive undertaking to repower America's aging power fleet and meet the growing demand for electricity."

     Calpine entered into a similar $1 billion revolving construction credit facility in November 1999 - an independent power industry first. Portfolio financing significantly lowers the cost of capital for Calpine and dramatically decreases the time required to finance individual projects. Moreover, it provides Calpine with a streamlined financing vehicle that allows the company to maintain its aggressive development program.

     These revolving credit facilities - totaling $3.5 billion - will serve as the foundation of Calpine's expanding construction program and will be utilized to finance the construction of a diversified portfolio of modern, natural gas-fired energy centers.

     Based in San Jose, Calif., Calpine Corporation is dedicated to providing customers with reliable and competitively priced electricity. Calpine is focused on clean, efficient combined-cycle, natural gas-fired generation and is the nation's largest producer of renewable geothermal energy. Calpine has launched the largest power development program in the U.S. To date, the company has approximately 25,700 megawatts of base load capacity and 30,400 megawatts of peaking capacity in operation, under construction and announced development in 27 states and Alberta, Canada. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit its website at www.calpine.com.

     This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation (the "Company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to, (i) changes in government regulations and anticipated deregulation of the electric energy industry; (ii) commercial operations of new plants that may be delayed or prevented because of various development and construction risks, such as a failure to obtain financing and the necessary permits to operate or the failure of third-party contractors to perform their contractual obligations (iii) cost estimates are preliminary and actual cost may be higher than estimated, (iv) the assurance that the Company will develop additional plants, (v) a competitor's development of a lower-cost generating gas-fired power plant, (vi) receipt of regulatory approvals or (vii) the risks associated with marketing and selling power from power plants in the newly competitive energy market. Prospective investors are also referred to the other risks identified from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

EXHIBIT 99.2

                                              NEWS RELEASE Contact: 408/995-5115
                                       Public Relations: Katherine Potter, X1168
                                         Investor Relations: Rick Barraza, X1125


      CALPINE ANNOUNCES PROPOSED OFFERINGS OF COMMON STOCK AND SENIOR NOTES

     (SAN JOSE, CALIF.) July 24, 2000 -- Calpine Corporation [NYSE:CPN] has announced proposed concurrent public offerings of 10,000,000 shares of common stock and $800 million of senior notes. Calpine has granted the common stock underwriters an option to purchase up to an additional 1,500,000 shares of common stock to cover over-allotments, if any.

     Proceeds from the offerings will be used to finance the construction and development of additional power generation facilities, to fund recently announced acquisitions and to refinance existing debt incurred to fund development and acquisition transactions.

     A registration statement relating to the common stock and the senior notes has been filed with the Securities and Exchange Commission, but has not yet become effective. Neither the common stock nor the senior notes may be sold, nor may offers to buy be accepted prior to the time that a registration statement relating to such securities becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

     Based in San Jose, Calif., Calpine Corporation is dedicated to providing customers with reliable and competitively priced electricity. Calpine is focused on clean, efficient combined-cycle, natural gas-fired generation and is the nation's largest producer of renewable geothermal energy. To date, the company has approximately 25,700 megawatts of base load capacity and 30,400 megawatts of peaking capacity in operation, under construction and announced development in 27 states and Alberta, Canada. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit its website at www.calpine.com.

     Calpine also expects to offer approximately $450 million of convertible preferred securities of a subsidiary trust concurrently with the offering of its common stock and senior notes. Such securities will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.